Exhibit 23.1

Independent Auditors Consent

The Board of Directors
American International Petroleum Corporation:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, and the accompanying Prospectus, of our report dated March 30, 2000 appearing on page F-1 of American International Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading “Experts” in the Prospectus filed herewith.

HEIN + ASSOCIATES LLP
Houston, Texas August 1, 2000